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                                                                      EXHIBIT 12

               RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

         The following table sets forth the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the Company and its consolidated subsidiaries for the periods indicated.

                                                          Three
                                                          Months                         Year ended December 31,
                                                        Ended March    ------------------------------------------------------------
                                                          28, 1998      1997          1996         1995          1994         1993
                                                        -----------    ------        ------       ------        ------       ------
FIXED CHARGES:
   Interest Expense                                         24.7         84.7         103.6        116.9          95.4         72.7
   Amortization of debt issuance costs                       0.4          1.3           2.1          2.5           3.0          5.8
   Portion of rents representative of interest factor        3.5         14.6          14.8         12.2           6.7          3.8
   Capitalized interest expense                               --          0.1           0.6          1.7           1.9          2.1

   Total fixed Charges                                    $ 28.6       $100.7        $121.1       $133.3        $107.0       $ 84.4
   Preferred Stock Dividends (1)                          $   --       $   --        $   --       $   --        $   --       $   --

EARNINGS:
   Earnings/(loss) before income tax expense,
   extraordinary items and cumulative effect of
   change in accounting principle                         $ 37.6      $(451.7)       $178.2      $(247.5)       $170.2       $364.0
   Interest Expense                                         24.7         84.7         103.6        116.9          95.4         72.7
   Amortization of debt issuance costs                       0.4          1.3           2.1          2.5           3.0          5.8
   Portion of rents representative of interest factor        3.5         14.6          14.8         12.2           6.7          3.8
   Amortization of capitalized interest                      0.2          1.2           1.2          1.2           1.1          0.9

   Total earnings/(loss)                                  $ 66.4      $(349.9)       $299.9      $(114.7)       $276.4       $447.2

Ratio of earnings to combined fixed charges and
preferred stock dividends                                    2.3x           *x          2.5x           *x          2.6x         5.3x

* Earnings were insufficient to cover fixed charges for the year ended December 31, 1995 and December 31, 1997 by $248.0 and 450.6, respectively.

(1) The company had no shares of preferred stock outstanding, and no dividends were declared or paid, during any of the periods indicated.


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                                                          EXHIBIT 12 (Continued)

                                                           Pro Forma
                                                          Three Months        Pro Forma
                                                             Ended            Year Ended
                                                        March 28, 1998     December 31, 1997
                                                        --------------     -----------------
FIXED CHARGES:
   Interest Expense                                             24.7               84.7
   Amortization of debt issuance costs                           0.4                1.3
   Portion of rents representative of interest factor            3.5               14.6
   Capitalized interest expense                                   --                0.1

   Total fixed Charges                                        $ 28.6            $ 100.7
   Preferred Stock Dividends (1)                              $  2.7            $  10.6

EARNINGS:
   Earnings before income tax expense,
   extraordinary items and cumulative effect of
   change in accounting principle                             $ 37.6            $(451.7)
   Interest Expense                                             24.7               84.7
   Amortization of debt issuance costs                           0.4                1.3
   Portion of rents representative of interest factor            3.5               14.6
   Amortization of capitalized interest                          0.2                1.2

   Total earnings                                             $ 66.4            $(349.9)

Ratio of earnings to combined fixed charges and
preferred stock dividends                                        2.1x                 *x


* Earnings were insufficient to cover fixed charges for the pro forma year ended December 31, 1997 by $461.2.

(1) The Company had no shares of preferred stock outstanding, and no dividends were declared or paid, during any of the periods indicated.